                                                                  EXHIBIT 3.1(i)

                                   RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                            GRIP TECHNOLOGIES, INC.


     Sam G. Lindsay and James E. McCormick III certify that:

     1. They are the President and Secretary, respectively, of Grip Technologies, Inc., a California corporation (the "Company").

     2. The Articles of Incorporation of the Company are restated in their entirety to read as follows:

          First: The name of this corporation is Grip Technologies, Inc.

          Second: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

          Third: The number and class of shares the corporation is authorized to issue is as follows:

               Number of
           Authorized Shares                 Class
           -----------------                 -----
               25,000,000       Common (without par value)
                3,000,000       Preferred (without par value)

          The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of that series.

          Fourth: The Board of Directors does hereby establish a series of Preferred Stock as follows:

          (a)  Designation and Number.  The designation of such series of
               ----------------------
     Preferred Stock is Series A Convertible Preferred Stock. The number of shares of such series is 1,350,000. The Board of Directors is authorized to change the number of shares of such series not only before, but also after any shares of such series have been issued, but it may not reduce the authorized number of shares of such series below the number of shares of such series already issued and still outstanding.

          (b)  Dividends.  The Series A Convertible Preferred Stock is entitled
               ---------
     to receive, out of funds legally available therefor, dividends at the annual rate of $0.10 per share, when and as declared by the Board of Directors. No dividends or other distributions shall be made with respect to the Common Stock and no Common Stock shall be purchased during any fiscal year of the corporation until dividends in the total amount of $0.10 per share on the Series A Convertible Preferred Stock shall have been declared and paid or set apart during that fiscal year. Dividends on the Series A Convertible Preferred Stock shall not be cumulative and no right shall accrue to the Series A Convertible Preferred Stock by reason of the fact that the corporation may fail to declare or pay dividends on the Series A Convertible Preferred Stock in the amount of $0.10 per share or in any amount in any previous fiscal year of the corporation, whether or not the earnings of the corporation in that previous fiscal year were sufficient to pay such dividends in whole or in part. After dividends in the total amount of $0.10 per share on the Series A Convertible Preferred Stock shall have been declared and paid or set apart in any one fiscal year of the corporation, if the Board of Directors shall elect to declare additional dividends in that fiscal year, out of funds legally available therefor, such additional dividends shall be declared solely on the Common Stock.

          (c)  Liquidation.
               -----------

               (1) Upon the voluntary or involuntary liquidation, winding up or dissolution of the corporation, out of the assets available for distribution to shareholders the Series A Convertible Preferred Stock shall be entitled to receive, in preference to any payment on the Common Stock, an amount equal to $1.00 per share plus (i) any dividends previously declared and unpaid, and (ii) a premium of $0.10 per share per annum from the date of the original issuance of the Series A Convertible Preferred Stock to the date of the notice of liquidation, and no more. After the full preferential liquidation amount has been paid to, or determined and set apart for, the Series A Convertible Preferred Stock, the remaining assets shall be paid to the Common Stock. In the event the assets of the corporation are insufficient to pay the full preferential liquidation amount required to be paid to the Series A Convertible Preferred Stock, the entire remaining assets shall be paid to the Series A Convertible Preferred Stock and the Common Stock shall receive nothing. Any "reorganization," as that term is defined in Section 181 of the California General Corporation Law, shall not be considered to be a liquidation, winding up or dissolution within the meaning of this subdivision (c) and, in such event, the holders of the Series A Convertible Preferred Stock shall be entitled only to the rights provided in the agreement and plan of reorganization and Chapters 12 and 13 of the California General Corporation Law.

               (2) Sections 502 and 503 of the Corporations Code do not apply to the corporation's purchase of shares of Common Stock from an employee or consultant of the corporation pursuant to any right of purchase granted to the corporation under a contract for the services of the employee or consultant or pursuant to the terms of the corporation's Stock Option Plan or any stock option agreements issued pursuant thereto.

          (d)  Voting Rights.  Without the approval of at least a majority of
               -------------
     the outstanding shares of Series A Convertible Preferred Stock, the corporation shall not

               (1) Amend its Articles of Incorporation to alter or change any rights, preferences or privileges of the Preferred Stock so as materially and adversely affect the Series A Preferred Stock;

               (2)  Increase the authorized number of shares of Preferred Stock;

               (3) Authorize another class of shares senior to the Series A Convertible Preferred Stock with respect to dividends or distributions of assets on liquidation;

               (4) Purchase any Common Stock except as described on subparagraph (c)(2) above;

               (5)  Enter into a "reorganization," as that term is defined in
     Section 181 of the California General Corporation Law, or sell all or substantially all of its assets to any other corporation, if, and only to the extent that, a vote of the outstanding shares is required by the California General Corporation Law;

               (6) Restrict the transfer or hypothecation of shares of Series A Convertible Preferred Stock other than as required by federal or state securities laws or regulations or as otherwise provided in the Subscription Agreement to be executed by persons acquiring any Series A Convertible Preferred Stock; or

               (7)  Voluntarily elect to wind up and dissolve.

          (e)  Conversion.
               ----------

               (1) The Series A Convertible Preferred Stock shall be convertible into Common Stock at any time not later than the close of business on the fifth day prior to the date fixed for redemption in any notice of redemption at the option of the respective holders of the Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock shall be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 by the conversion price in effect at the date of conversion. The conversion price per share shall be $1.00 (the "basic conversion price"), which shall be subject to adjustment from time to time as provided in paragraphs (3), (4) and (5) of this subdivision (e). In effecting the conversion, accrued unpaid dividends on the Series A Convertible Preferred Stock shall be disregarded. Upon conversion, no fractional shares shall be issued and the corporation shall in lieu thereof pay in cash the fair value of the fraction. The corporation shall reserve and keep reserved out of its authorized but unissued shares of Common Stock sufficient shares to effect the conversion of all shares of Series A Convertible Preferred Stock outstanding from time to time.

               (2) A holder of Series A Convertible Preferred Stock desiring to convert shall deliver the share certificate to the corporation at its principal executive office, accompanied by a written request to convert, specifying the number of shares to be converted. The indorsement of the share certificate and the request to convert shall be in form satisfactory to the corporation. Upon the date of such delivery the conversion is deemed to have occurred and the person entitled to receive share certificates for Common Stock shall be regarded for all corporate purposes from and after such date as the holder of the number of shares of Common Stock to which he is entitled upon the conversion.

               (3) In case, at any time or from time to time after the issuance of the first share of Series A Convertible Preferred Stock, the corporation shall issue and sell any shares of Common Stock for a consideration per share less than the conversion price in effect immediately prior to such issue or sale, then forthwith upon such issue or sale the conversion price shall be reduced to a price (calculated to the nearest cent) determined by dividing (A) an amount equal to the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing conversion price, and (ii) the consideration, if any, received by the corporation upon such issuance and sale, by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale. No adjustment of the conversion price, however, shall be made in an amount less than five cents per share, but any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to ten cents per share or more.

               (4) For purposes of paragraph (3) above, the following subparagraphs (A) to (D), inclusive, shall also be applicable:

                    (A) In case at any time the corporation shall grant any rights to subscribe for, or any rights or options to purchase, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (aa) the total amount, if any, received or receivable by the corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the corporation upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (bb) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the conversion price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum number of shares of such Convertible Securities issuable upon the exercise of such rights or options shall

     (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. No further adjustments of the conversion price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or option or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                    (B) In case at any time the corporation shall issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (aa) the total amount received or receivable by the corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the conversion or exchange thereof, by (bb) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the conversion price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that
     (i) no further adjustments of the conversion price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (ii) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the conversion price have been or are to be made pursuant to other provisions of this paragraph (4), no further adjustment of the conversion price shall be made by reason of such issue or sale.

                    (C) In case at any time the corporation shall declare a dividend or make any other distribution upon any stock of the corporation payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                    (D) In case at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the corporation, the amount of consideration therefor shall be deemed to be the fair value of the assets of such merged corporation as determined by the Board of Directors after deducting therefrom all cash and other consideration (if any) paid by the corporation in connection with such merger.

               (5) For the purpose of paragraph (3) above, none of the following issuances shall be considered the issuance or sale of Common
     Stock:

                    (A) The issuance of Common Stock upon conversion of any Series A Convertible Preferred Stock; or

                    (B) The issuance of not more than 600,000 shares of Common Stock (subject to antidilution adjustments) to officers, directors, employees or consultants of the corporation pursuant to stock option or stock purchase plans approved by the Board of Directors of the corporation (including the reissuance of shares purchased by the corporation from officers, directors, employees or consultants of the corporation as specified in paragraph (2) of subdivision (c)).

               (6) In case at any time the corporation shall subdivide its outstanding shares of Common Stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision shall be proportionately reduced and conversely, in case the outstanding shares of Common Stock of the corporation shall be combined into a smaller number of shares, the conversion price in effect immediately prior to such combination shall be proportionately increased.

               (7) Promptly after any change in the conversion price, the corporation shall cause to be prepared a written statement setting forth in detail the facts and the revised conversion ratio. The statement shall be signed by the president or a vice-president and by the chief financial officer, the treasurer or an assistant treasurer and filed with the secretary. A copy of the statement shall be mailed to each holder of Series A Convertible Preferred Stock.

          (f)  Redemption.
               ----------

               (1) The Series A Convertible Preferred Stock is subject to redemption at any time on or after August 31, 1995, out of funds legally available therefor, in whole, or from time to time in part, at the option of the Board of Directors of the corporation. If only a part of the Series A Convertible Preferred Stock is to be redeemed, the redemption shall be carried out prorata. The redemption price shall be $1.00 per share plus
     (i) any dividends previously declared and unpaid, and (ii) $0.10 per share per annum from the date of original issuance to the date of the notice of redemption (herein called the "Redemption Price").

               (2) The corporation shall mail a notice of redemption to each holder of record of shares to be redeemed addressed to the holder at the address of such holder appearing on the books of the corporation or given by the holder to the corporation for the purpose of notice, or if no such address appears or is given at the place where the principal executive office of the corporation is located, not earlier than 60 nor later than 20 days before the date fixed for redemption. The notice of redemption shall include (i) the class of shares or the part of a class of shares to be redeemed, (ii) the date fixed for redemption, (iii) the redemption price,
     (iv) the place at which the shareholders may obtain payment of the redemption price upon surrender of their share certificates, (v) the last date prior to the date of redemption that the right of conversion may be exercised. If funds are available on the date fixed for the redemption, then whether or not the share certificates are surrendered for payment of the redemption price, the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders of the corporation with respect to the shares redeemed on and after the date fixed for redemption and shall be entitled only to receive the redemption price without interest upon surrender of the share certificate. If less than all the shares represented by one share certificate are to be redeemed, the corporation shall issue a new share certificate for the shares not redeemed.

               (3) If, on or prior to any date fixed for redemption, the corporation deposits with any bank or trust company in this state as a trust fund a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption) the shares so called shall be redeemed and dividends on those shares shall cease to accrue after the date fixed for redemption.
     The deposit shall constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares without interest, upon surrender of their certificates therefor and the right to convert the shares in accordance with subdivision (e) of this Article. The bank or trust company forthwith shall return to the corporation funds deposited for shares converted.
     After two years, the bank or trust company shall return to the corporation funds deposited and not claimed and thereafter the holder of a share certificate for share redeemed shall look to the corporation for payment.

          Fifth: This corporation hereby elects to be governed by all of the provisions of the General Corporation Law effective January 1, 1977, not otherwise applicable to it under Chapter 23 thereof.

          Sixth: The authorized number of directors of this corporation shall be not less than four (4) nor more than seven (7). The exact number of directors within these limits shall be fixed and may be changed from time to time by a resolution adopted by the Board of Directors.

          Seventh:  (a) Elimination of Directors' Liability.  The liability of
                        -----------------------------------
     the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

          (b) Indemnification of Corporate Agents.  This corporation is
              -----------------------------------
     authorized to provide indemnification of agents (as defined in Section 317 of the California General Corporation Law) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California General

     Corporation Law, subject only to the applicable limits set forth in Section 204 of the California General Corporation Law with respect to actions for breach of duty to the corporation and its shareholders.

          (c) Repeal or Modification.  Any repeal or modification of the
              ----------------------
     foregoing provisions of this Article by the shareholders of this corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of that repeal or modification.

     3. The foregoing restatement of Articles of Incorporation have been duly approved by the Board of Directors of the Company.

     4. The foregoing restatement of Articles of Incorporation does not alter or amend the Articles of Incorporation except for alterations and amendments permitted by Sections 902(d) and 2302 of the California General Corporations Code to be adopted by the Board of Directors alone. Accordingly, pursuant to
Section 910(b) of the California Corporations Code, no approval of the outstanding shares was required.


     We further declare under penalty under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


     Executed at Irvine, California on July ____, 1996.




                                         --------------------------------------
                                                     Sam G. Lindsay
                                                       President



                                         --------------------------------------
                                                 James E. McCormick III
                                                       Secretary